Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2006, is by and among Ball Corporation, an Indiana corporation (“Company”), Ball European Holdings, S.ar.l., a corporation organized under the laws of Luxembourg (“European Holdco”), the financial institutions signatory hereto in their capacity as Lenders (as defined below) under the Credit Agreement (as defined below) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (“Administrative Agent”), with Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers for the Term D Loans referenced herein.

W I T N E S S E T H :

WHEREAS, Company, European Holdco, certain subsidiaries of Company (together with Company and European Holdco, “Borrowers”), certain financial institutions (the “Lenders”) and Administrative Agent are parties to that certain Credit Agreement dated as of October 13, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided to Borrowers credit facilities and other financial accommodations; and

WHEREAS, Company intends to effect an acquisition (the “U.S. Can Acquisition”) pursuant to which U.S. Can Corporation (“U.S. Can”), following the Spin-Off (as defined in the Agreement and Plan of Merger dated February 14, 2006 (the “U.S. Can Merger Agreement”) by and among Company, a wholly-owned Subsidiary of Company (“Acquisition Co”), U.S. Can and the securityholders of U.S. Can party thereto) will be merged with and into Acquisition Co, with U.S. Can surviving (the “U.S. Can Merger”; U.S. Can and each of its Domestic Subsidiaries that is a Material Subsidiary after giving effect to the U.S. Can Merger are sometimes referred to herein individually as a “U.S. Can Credit Party” and collectively, as the “U.S. Can Credit Parties”); and

WHEREAS, Borrowers desire to create a new class of Term Loans to be referred to as the Term D Loans that are pari passu in all respects to the Term Loans and having terms and conditions substantially similar to those applicable to the existing Term Loan Facilities, all pursuant to Section 2.9 of the Credit Agreement; and

WHEREAS, each Person that executes and delivers this Amendment as a Term D Lender will make Term D Loans to Company on the effective date of the Amendment, the proceeds of which will be used by Company, together with the net proceeds from an offering of senior unsecured notes of Company, (i) to reduce existing Multicurrency Revolving Loans and/or Canadian Revolving Loans under the Credit Agreement, (ii) to reduce existing indebtedness of U.S. Can and its subsidiaries in connection with the U.S. Can Acquisition, including funding the Debt Tender Offer (as defined below) and paying off all existing indebtedness under the Existing U.S. Can Credit Agreement (as defined below), (iii) to fund the purchase price in connection with Company’s acquisition of certain North American plastic bottle container assets owned by Alcan Inc. (the “Alcan Acquisition”) and (iv) to pay related fees and expenses of Company in connection with the U.S. Can Acquisition, the Alcan Acquisition and herewith (collectively, excluding the Alcan Acquisition, the “First Amendment Transaction”); and

WHEREAS, Borrowers have requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and the Lenders and Administrative Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2.     Amendments to Credit Agreement.  The Credit Agreement is, as of the First Amendment Effective Date, hereby amended as follows:

(a)   Term D Loan Mechanics.

(1)           Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order therein:

“First Amendment” means the First Amendment to Credit Agreement dated as of March 27, 2006 by and among Company, European Holdco, the Lenders signatory thereto and Administrative Agent.

“First Amendment Effective Date” has the meaning set forth in the First Amendment.

“Scheduled Term D Repayments” means, with respect to the principal payments on the Term D Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term D Repayment

March 31, 2006	$0
June 30, 2006	$0
September 30, 2006	$0
December 31, 2006	$0
March 31, 2007	$0
June 30, 2007	$0
September 30, 2007	$0
December 31, 2007	$12,500,000
March 31, 2008	$12,500,000
June 30, 2008	$12,500,000
September 30, 2008	$12,500,000
December 31, 2008	$12,500,000
March 31, 2009	$12,500,000
June 30, 2009	$12,500,000
September 30, 2009	$12,500,000

Date	Scheduled Term D Repayment

March 31, 2010	$25,000,000
June 30, 2010	$25,000,000
September 30, 2010	$25,000,000
December 31, 2010	$75,000,000
March 31, 2011	$75,000,000
June 30, 2011	$75,000,000
Term D Loan Maturity Date	$75,000,000

“Term D Commitment” means, with respect to any Term D Lender, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or in any Assignment and Assumption Agreement under the caption “Amount of Term D Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Term D Commitments” means such commitments collectively, which commitments equal $500,000,000 in the aggregate as of the First Amendment Effective Date.

“Term D Lender” means any Lender which has a Term D Commitment or is owed a Term D Loan (or a portion thereof).

“Term D Loan” and “Term D Loans” have the meanings assigned to those terms in Section 2.1(d).

“Term D Loan Maturity Date” means October 13, 2011.

“Term D Note” and “Term D Notes” have the meanings assigned to those terms in Section 2.2(a).

(2)           Section 1.1 of the Credit Agreement is further amended by amending and restating each of the following definitions to read as follows:

“Applicable Base Rate Margin” means at any date, with respect to Multicurrency Revolving Loans and Term D Loans, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Multicurrency Revolving Loans and Term D Loans opposite the Rating Level as of such date:

Rating Level	Applicable Base Rate Margin for Multicurrency Revolving Loans and Term D Loans
Level I	0%
Level II	0%
Level III	0.125%
Level IV	0.375%

“Applicable Eurocurrency Margin” means at any date, with respect to Multicurrency Revolving Loans, Term A Loans, Term B Loans and Term D Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Multicurrency Revolving Loans, Term A Loans, Term B Loans and Term D Loans opposite the Rating Level on such date:

Rating Level	Applicable Eurocurrency Margin for Multicurrency Revolving Loans, Term A Loans, Term B Loans and Term D Loans
Level I	0.75%
Level II	0.875%
Level III	1.125%
Level IV	1.375%

“Lender” and “Lenders” have the meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a “Lender” as contemplated by the First Amendment or Section 12 and any Person that becomes a Lender in connection with the incurrence of an Additional Facility pursuant to Section 2.9.

(3)           A new Section 2.1(d) is hereby added to the Credit Agreement to read as follows:

(d)           Dollar Term Loans.

Term D Loans.  Each Term D Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and those set forth in the First Amendment and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a “Term D Loan” and collectively, the “Term D Loans”) to Company on the First Amendment Effective Date in an aggregate principal amount equal to the Term D Commitment of such Term D Lender.  The Term D Loans (i) shall be incurred by Company pursuant to a single drawing, which shall be on the First Amendment Effective Date, (ii) shall be denominated in Dollars and (iii) shall be made as Eurocurrency Loans with an initial Interest Period of one month and shall be maintained as Eurocurrency Loans, provided that except as permitted by Administrative Agent in its sole discretion, no incurrences of, or conversions into, Term D Loans maintained as Eurocurrency Loans with an Interest Period in excess of one month (with all such Interest Periods ending on the same day during such period) may be effected prior to the earlier of (1) the 60th day after the First Amendment Effective Date and (2) that date upon which Administrative Agent determines in its sole discretion (and notifies Company) that the primary syndication of the Term D Loans (and resultant additions of institutions as Lenders pursuant to Section 12.8(c)) has been completed.  Each Term D Lender’s Term D Commitment shall expire immediately and without further action on the First Amendment Effective Date if the Term D Loans are not made on the First Amendment Effective Date.  No amount of a Term D Loan which is repaid or prepaid by Company may be reborrowed hereunder.

(4)           Schedule 1.1(a) to the Credit Agreement is amended by adding thereto the information set forth on Schedule 1.1(a) attached to the First Amendment.

(5)           Section 2.2(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (4) thereof and by adding the following new clause (6):

and (6) if Term D Loans, by a promissory note (each, a “Term D Note” and, collectively, the “Term D Notes”) duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(6) hereto, with blanks appropriately completed in conformity herewith.

(6)           A new Section 4.4(h) is hereby added to the Credit Agreement to read as follows:

(h)           Scheduled Term D Repayments.  Company shall cause to be paid Scheduled Term D Repayments on the Term D Loans until the Term D Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term D Repayments to the extent that prepayments have not previously been applied to such Scheduled Term D Repayments (and such Scheduled Term D Repayments have not otherwise been reduced) pursuant to the terms hereof.

(7)           The Credit Agreement is hereby amended by adding a new Exhibit 2.2(a)(6) in the form of Exhibit 2.2(a)(6) attached to this First Amendment.

(b)   Refreshment of Accordion.  Section 2.9 of the Credit Agreement is amended (i) to provide that the Term D Loans advanced pursuant to the First Amendment shall not reduce the amount of Additional Term Loans or Additional Facilities permitted to be incurred pursuant to Section 2.9 and (ii) adding the words “excluding the Term C Facility” immediately following the words “Term Loan with the then longest Weighted Average Life to Maturity”.

(c)   Existing U.S. Can Letters of Credit.  Section 2.10(j) of the Credit Agreement is hereby amended by adding the following sentences at the end of such section:

The letters of credit set forth under the caption “Letters of Credit Outstanding on the First Amendment Effective Date” on Schedule 2.10(j) annexed to the First Amendment and made a part hereof were issued pursuant to the Existing U.S. Can Credit Agreement (as defined in the First Amendment) and remain outstanding as of the First Amendment Effective Date (the “Outstanding U.S. Can Letters of Credit”).  Company, each Facing Agent and each of the Lenders hereby agree with respect to the Outstanding U.S. Can Letters of Credit that such Outstanding U.S. Can Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement.  Each Lender agrees to participate in each Outstanding U.S. Can Letter of Credit issued by any Facing Agent in an amount equal to its Multicurrency Revolver Pro Rata Share of the Stated Amount of such Outstanding U.S. Can Letter of Credit.

(d)   Excess Cash Flow Conforming Grammatical Change.  Section 4.4(f) of the Credit Agreement is amended by deleting the word “and” immediately following “3.50:1.00” and replacing it with the word “or”.

(e)   Clarification of Section 7.1(a).  Section 7.1(a) of the Credit Agreement is amended by inserting the words “first three” immediately prior to the words “Fiscal Quarters” in the second line thereof.

(f)    Leverage Ratio.  Section 9.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

9.2          Leverage Ratio.  Permit the Leverage Ratio for the Test Periods ending after March 27, 2006 and on or before the last day of the first Fiscal Quarter of the 2007 Fiscal Year (i.e. the Fiscal Quarter ending on or about March 31, 2007) to be greater than 4.00 to 1.00 or permit the Leverage Ratio for any other Test Period to be greater than 3.75 to 1.00.

3.     Representations and Warranties.  In order to induce Administrative Agent and the Lenders to enter into this Amendment, each of Company and European Holdco hereby represents and warrants to Administrative Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

(a)   Each of Company and European Holdco has the right, power and capacity and has been duly authorized and empowered by all requisite corporate or limited liability company and shareholder or member action to enter into, execute, deliver and perform this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

(b)   This Amendment constitutes each of Company’s and European Holdco’s, legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

(c)   The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d)   Each of Company’s and European Holdco’s execution, delivery and performance of this Amendment do not and will not violate its articles or certificate of incorporation, by-laws or other Organizational Documents, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

(e)   No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by Company, European Holdco or any other Credit Party of this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

(f)    No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist immediately after giving effect to this Amendment.

4.     Conditions to Effectiveness of Amendment. This Amendment shall become effective on the Business Day (the “First Amendment Effective Date”) each of the following conditions precedent is satisfied:

(a)   Execution and Delivery of Amendment. Administrative Agent (or its counsel) shall have received from (A) Lenders constituting (i) the Required Lenders and (ii) each Term D Lender and (B) Company and European Holdco either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)   Execution and Delivery of Officer’s Certificate.  Administrative Agent shall have received a certificate of a Responsible Officer of Company and European Holdco in the form of Exhibit 4(b) attached hereto.

(c)   Reaffirmation Agreement.  Administrative Agent shall have received a duly executed copy of the Reaffirmation Agreement in the form of Exhibit 4(c) attached hereto.

(d)   Term D Notes.  Company shall have duly executed and delivered to Administrative Agent, if requested, the Term D Notes payable to the order of each applicable Term D Lender in the amount of their respective Term D Commitments all of which shall be in full force and effect;

(e)   Guaranties and Pledge Agreements.

(1)   Subsidiary Guaranty Supplements.  Each U.S. Can Credit Party shall have duly authorized, executed and delivered an Addition of New Guarantor to Subsidiary Guaranty in the form of Exhibit 4(e)(1)  attached hereto,

(2)   United States Pledge Agreement Supplements.  Company shall have delivered an acknowledgement that the Capital Stock of Acquisition Co is pledged pursuant to the terms of the United States Pledge Agreement in form and substance satisfactory to Administrative Agent and each U.S. Can Credit Party shall have duly authorized, executed and delivered an Addition of New Pledgor to United States Pledge Agreement substantially in the form of Exhibit 4(e)(2) attached hereto (each, a “Pledge Agreement Supplement”),

(3)   Perfection of Pledge Agreement Collateral.  Each Credit Party party to a Pledge Agreement Supplement shall have delivered to Administrative Agent:

(A)          all the certificated Pledged Securities referred to in such Pledge Agreement Supplement then owned, if any, by such Credit Party, together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities and the Pledge Agreement Supplement and such other documents shall be in full force and effect,

(B)           proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law, if any) for filing under the UCC or other appropriate filing offices of each foreign and domestic jurisdiction as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by the Pledge Agreement Supplement,

(C)           copies of Requests for Information or Copies (Form UCC-11 or equivalent reports), listing all effective financing statements or similar notices that name Company or its Subsidiaries (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor and that are filed in the jurisdiction referred to in said clause (B) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which Administrative Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) for filing),

(D)          evidence of the completion of all other recordings and filings of, or with respect to, the Pledge Agreement Supplement with any foreign or domestic Governmental Authorities and all other actions as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the security interests intended to be created by the Pledge Agreement Supplement, and

(E)           evidence that all other actions necessary, or in the reasonable opinion of Administrative Agent, desirable to perfect the security interests purported to be taken by the Pledge Agreement Supplement have been taken;

(f)    Opinion of Counsel.  Administrative Agent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Company and the U.S. Can Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the First Amendment Effective Date, which shall be in form and substance reasonably satisfactory to Administrative Agent and which shall cover the matters set forth in Exhibit 4.1(f) attached hereto and such other matters incident to the transactions contemplated herein as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent;

(g)   Secretary’s Certificate.  Administrative Agent shall have received from Company and each U.S. Can Credit Party, a certificate, dated the First Amendment Effective Date, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer), of such Credit Party, in the form of Exhibit 4.1(g) attached hereto with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in form and substance reasonably satisfactory to

Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organizational Documents) of such Credit Party and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organizational Documents)) shall be reasonably satisfactory to Administrative Agent;

(h)   Good Standing.  Administrative Agent shall have received a good standing certificate or certificate of status or comparable certificate of Company, and each U.S. Can Credit Party from the Secretary of State of its state or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable and to the extent customary in such foreign jurisdiction;

(i)    Adverse Change.  On the First Amendment Effective Date, both before and after giving effect to the First Amendment Transaction, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of any of the Lenders which (i) materially adversely affects the business, financial condition or operations of Company and its Subsidiaries taken as a whole since December 31, 2005 or (ii) constitutes a Company Material Adverse Effect (as defined in the U.S. Can Merger Agreement);

(j)    Approvals.  All necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the First Amendment Transaction and the transactions contemplated by the Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the First Amendment Transaction or this Amendment.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the First Amendment Transaction or the making of the Term D Loans;

(k)   Litigation.  No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened against Company or any of its Subsidiaries or with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), or the obligations being refinanced in connection with the consummation of the First Amendment Transaction or which Administrative Agent shall determine would reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby

(including, without limitation, this Amendment), the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(l)    Fees.  Company shall have paid (i) the Amendment Fee (as defined in Section 5) to Administrative Agent for distribution to the Consenting Lenders (as defined in Section 5), (ii) to Administrative Agent and the Lenders all reasonable costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 6(a)) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due and (iii) all fees due and payable pursuant to the Fee Letter dated February 14, 2006 among Company, Administrative Agent, the Joint Lead Arrangers for the Term D Loans and JPMorgan Chase Bank, NA;

(m)  Evidence of Insurance.  On the First Amendment Effective Date, Administrative Agent shall have received evidence of insurance complying with the requirements of Section 7.9 of the Credit Agreement for the business and properties of the U.S. Can Credit Parties and any of their Subsidiaries that are Material Subsidiaries.

(n)   Transaction Documents, Etc.

(i)            Consummation of First Amendment Transactions, Etc.  The structure and all terms of, and the documentation for, each component of the First Amendment Transaction shall be reasonably satisfactory to Administrative Agent, it being understood and agreed that the terms of the U.S. Can Merger Agreement are acceptable.  All conditions precedent to the consummation of the First Amendment Transaction as set forth in the documentation relating to each component thereof shall have been satisfied in all material respects, and not waived except with the consent (which will not be unreasonably withheld) of Administrative Agent.  Concurrently with the incurrence of the Term D Loans, Company shall have used the proceeds from such loans and, if desired by Company, senior unsecured notes of Company or its subsidiaries (to the extent permitted by the Credit Agreement) to consummate the First Amendment Transactions in all material respects in accordance with the documentation therefor and all applicable laws.

(ii)           Consummation of Debt Tender Offer.  Company shall have purchased not less than a majority of the outstanding principal amount of (1) those certain 10-7/8% Senior Secured Notes due 2010, issued by United States Can Company pursuant to that certain Indenture dated as of July 22, 2003 between U.S. Can, United States Can Company, USC May Verpackungen Holding Inc. and Wells Fargo Bank Minnesota, National Association, as trustee (the “Secured Indenture”) and (2) those certain 12-3/8% Senior Subordinated Notes due October 1, 2010 issued by United States Can Company pursuant to that certain Indenture dated October 4, 2000 among U.S. Can, United States Can Company and Wells Fargo Bank Minnesota, National Association, as trustee (the “Subordinated Indenture”), in each case, pursuant to the Offer to Purchase and Consent Solicitation dated February 16, 2006 (the “Debt Tender Offer” and together with the other documents referenced therein, the “Debt Tender Documents”) at the prices set forth in the Debt Tender Offer Documents, as such Debt Tender Offer Documents may be amended in a manner reasonably satisfactory to Administrative Agent, and the Secured Indenture and the Subordinated Indenture shall each have been amended in a manner consistent with the forms of the supplemental indentures thereto included in the Debt Tender Offer Documents, and all conditions precedent to the effectiveness of such supplemental indentures shall have been satisfied or waived with the consent of Administrative Agent.

(iii)          Termination of Existing U.S. Can Credit Agreement.  On or prior to the First Amendment Effective Date, the total commitments under the Credit Agreement among U.S. Can, United States Can Company, the financial institutions party thereto and Deutsche Bank Trust Company Americas, as administrative agent dated as of June 21, 2004 (as amended, the “Existing U.S. Can Credit Agreement”) shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit, if any, issued thereunder shall have been terminated or deemed to be Letters of Credit under the Credit Agreement pursuant to Section 2.10(j) thereof (as amended hereby) and all other amounts owing pursuant to such agreements shall have been repaid in full and such agreement shall have been terminated on terms and conditions reasonably satisfactory to Administrative Agent.  The collateral agent thereunder shall have released all security interests and Liens granted to such collateral agent on the assets owned by U.S. Can and its Subsidiaries, in a manner reasonably satisfactory to Administrative Agent.

(o)   Solvency Certificate.  Administrative Agent and the Lenders shall have received a solvency certificate, in form and substance reasonably satisfactory to Administrative Agent, from the Chief Financial Officer or Treasurer of Company with respect to the solvency of Company, after giving effect to the First Amendment Transaction;

(p)   Evidence that the U.S. Can Acquisition is a “Permitted Acquisition”.  Administrative Agent shall have received (i) a certificate by the Chief Financial Officer or Treasurer of Company certifying that, on the First Amendment Effective Date, to the best of his knowledge, after giving effect to the U.S. Can Acquisition on a Pro Forma Basis for the period of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.1 of the Credit Agreement, (1) no Event of Default or Unmatured Event of Default would exist under the Credit Agreement; and (2) there is at least $150,000,000 of Available Liquidity and attaching pro forma financial statements supporting such calculations and (ii) financial statements of the business or Person to be acquired, including income statements or statements of cash flows and, if available, balance sheet statements for at least the fiscal year or the four fiscal quarters then most recently ended.

(q)   Notice of Borrowing.  Company shall have provided Administrative Agent with a Notice of Borrowing two (2) Business Days prior to the First Amendment Effective Date with respect to the borrowing of Term D Loans on the First Amendment Effective Date.

(r)   Representations and Warranties.  The representations and warranties contained in this Amendment, the Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the First Amendment Effective Date as though made on and as of the First Amendment Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(s)   No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

5.     Amendment Fee.  In consideration of the execution of this Amendment by the Lenders, Company hereby agrees to pay on the First Amendment Effective Date to each Lender that executes this Amendment on or prior to  5:00 pm New York time on March 17, 2006 (each, a “Consenting Lender”), a fee (collectively, the “Amendment Fee”) in an amount equal to 0.05% multiplied by the sum of such Lender’s Multicurrency Revolving Commitment plus such Lender’s Canadian Revolving Commitment plus the outstanding Effective Amount of Term Loans owing to such Lender (prior to giving effect to this Amendment) .

6.     Miscellaneous. The parties hereto hereby further agree as follows:

(a)   Costs, Expenses and Taxes.  Company hereby agrees to pay all reasonable fees, costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn LLP, counsel to Administrative Agent.

(b)   Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

(c)   Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

(d)   Integration.  This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e)   Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f)    Binding Effect.  This Amendment shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

(g)   Amendment; Waiver.  The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of any Lender or Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.  On and after the First Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  Company and European Holdco acknowledge and agree that this Amendment constitutes a “Loan Document” for purposes of the Credit Agreement, including, without limitation, Section 10.1 of the Credit Agreement.  None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BALL CORPORATION

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President and General Counsel

BALL EUROPEAN HOLDINGS, S.AR.L.

By:	/s/ Gérard Becquer
Name: Gérard Becquer
Title: Manager

DEUTSCHE BANK AG NEW YORK BRANCH, in
its individual capacity and as Administrative Agent

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

DEUTSCHE BANK AG CANADA BRANCH

By:	/s/ Robert Johnston
Name: Robert Johnston
Title: Vice President

By:	/s/ Paul Jurist
Name: Paul Jurist
Title: Managing Director and Principal Officer

[Name of Lending Institution]

By:
Name:
Title:

EXHIBIT 2.2(a)(6)

FORM OF

TERM D NOTE

New York, New York

                                         ,

FOR VALUE RECEIVED, the undersigned, Ball Corporation, an Indiana corporation (“Borrower”), hereby unconditionally promises to pay to the order of                                        (the “Lender”) at the office of Deutsche Bank AG New York Branch located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey  07302, in Dollars and in immediately available funds on the Term D Loan Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of                          (                    ) or, if less, the then unpaid principal amount of all Term D Loans (as defined in the Credit Agreement) made by the Lender to Borrower pursuant to Section 2.1(d) of the Credit Agreement referred to below, payable at such times and in such amounts as are specified in the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

This Note is one of the Term D Notes referred to in the Credit Agreement dated as of October 13, 2005 among Borrower, Ball European Holdings, S.ar.l., a corporation organized under the laws of Luxembourg (“European Holdco”), Ball Packaging Products Canada Corp., a company organized under the laws of the Province of Nova Scotia, each Other Subsidiary Borrower (as defined in the Credit Agreement (as hereinafter defined)), the financial institutions from time to time party thereto, The Bank of Nova Scotia, as Canadian administrative agent and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, “Administrative Agent”), and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Credit Agreement (as hereinafter defined)), as amended by the First Amendment to Credit Agreement, dated as of March      , 2006 (the “First Amendment”) among Borrower, European Holdco, the financial institutions party thereto as lenders and Administrative Agent (such agreement, as so amended by the First Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  As provided in the Credit Agreement, this Note is subject to optional and mandatory prepayment prior to the Term D Loan Maturity Date, in whole or in part.  Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

BALL CORPORATION

By:

Name:

Title:

EXHIBIT 4(b)

CERTIFICATE OF OFFICER

I, the undersigned, the Vice President and Treasurer of Ball Corporation (“Company”), and the Managers of Ball European Holdings, S.ar.l. (“European Holdco”), in accordance with Section 4(b) of that certain First Amendment to Credit Agreement dated as of May 9, 2005 (the “Agreement”) among Company, European Holdco, the financial institutions signatory thereto as Lenders and Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, do hereby certify on behalf of Company and European Holdco, as applicable, the following:

1.                                       The representations and warranties set forth in Section 3 of the Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date;

2.                                       No Event of Default or Unmatured Event of Default has occurred and is continuing after giving effect to the Agreement; and

3.                                       The conditions of Section 4 of the Agreement have been fully satisfied.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered on behalf of Company and European Holdco, as applicable, this Certificate of Officer on this 27 day of March, 2006.

BALL CORPORATION		BALL EUROPEAN HOLDINGS, S.AR.L.

By:	/s/ Charles E. Baker	By:	/s/ Gérard Becquer

Name: Charles E. Baker		Name: Gérard Becquer

Title: Vice President and General Counsel		Title: Manager

EXHIBIT 4(c)

REAFFIRMATION AGREEMENT

Each of the undersigned acknowledges receipt of a copy of the First Amendment to Credit Agreement (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in or incorporated by reference into the Amendment) dated as of March       , 2006, by and among Ball Corporation (“Company”), Ball European Holdings, S.ar.l. (“European Holdco”), the financial institutions signatory thereto as Lenders and Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, consents to such Amendment and each of the transactions referenced in the Amendment and hereby reaffirms its obligations under any Guaranty to which it is a party, including its guaranty of obligations in respect of the Loans.

Dated as of March      , 2006.

BALL AEROSPACE & TECHNOLOGIES CORP.
BALL METAL BEVERAGE CONTAINER CORP.
BALL METAL FOOD CONTAINER CORP.
BALL PACKAGING CORP.
BALL PLASTIC CONTAINER CORP.
BALL TECHNOLOGIES HOLDINGS CORP.
BALL ASIA SERVICES LIMITED
BALL GLASS CONTAINER CORPORATION
BALL HOLDINGS CORP.
BG HOLDINGS I, INC.
BG HOLDINGS II, INC.
BALL TECHNOLOGY SERVICES CORPORATION
EFRATOM HOLDING, INC.
LATAS DE ALUMINIO BALL, INC.
BALL METAL PACKAGING SALES CORP.
BALL DELAWARE HOLDINGS, LLC

By:	/s/ Scott C. Morrison
Name: Scott C. Morrison
Title: Vice President

BALL METAL FOOD CONTAINER, LLC

By:	/s/ Scott C. Morrison
Name: Scott C. Morrison
Title: Treasurer

BALL PAN-EUROPEAN HOLDINGS, INC.

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Assistant Secretary

METAL PACKAGING INTERNATIONAL, INC.

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Secretary

EXHIBIT 4(e)(1)

ADDITION OF NEW GUARANTORS TO SUBSIDIARY GUARANTY

ADDITION OF NEW GUARANTORS TO SUBSIDIARY GUARANTY (this “Instrument”), dated as of March 27, 2006, amending that certain Subsidiary Guaranty, dated as of October 13, 2005 (as so amended by this Instrument and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by the Guarantors (the “Guarantors”) party thereto in favor of the Creditors.

Reference is made to the Credit Agreement, dated as of October 13, 2005, among Ball Corporation, an Indiana corporation (“Company”), Ball European Holdings, S.ar.l., a corporation organized under the laws of Luxembourg (“European Holdco”), Ball Packaging Products Canada Corp., a company organized under the laws of the Province of Nova Scotia, each Other Subsidiary Borrower (as defined therein), the financial institutions from time to time party thereto, including Deutsche Bank AG New York Branch, in their capacities as lenders thereunder (collectively, the “Lenders,” and each individually, a “Lender”), The Bank of Nova Scotia, as Canadian administrative agent and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”) for the Lenders, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein, as amended by the First Amendment to Credit Agreement, dated as of March      , 2006 (the “First Amendment”), among Company, European Holdco, the financial institutions party thereto as lenders and Administrative Agent (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as amended by the First Amendment and as the same may be further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or, if not therein defined, in the Credit Agreement.

The Guarantors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the Other Creditors to extend Interest Rate Protection or Other Hedging Agreements.  Pursuant to Section 25 of the Agreement, each of the undersigned is required to enter into the Agreement as a Guarantor.  Section 25 of the Agreement provides that additional parties may become Guarantors under the Agreement by execution and delivery of an instrument substantially in the form of this Instrument.  Each of the undersigned (each, a “New Party”) is executing this Instrument in accordance with the requirements of the Credit Agreement to become a Guarantor under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, each New Party agrees as follows:

SECTION 1.    In accordance with the Agreement, each New Party by its signature below becomes a party to the Agreement as of the date hereof with the same force and effect as if originally named therein as a party and each New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a “Guarantor” in the Agreement shall be deemed to include each New Party.  The Agreement is hereby incorporated herein by reference.

SECTION 2.    Each New Party represents and warrants to the Agent and the Creditors that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.    This Instrument may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Instrument shall become effective when the Agent shall have received a counterpart of this Instrument that bears the signature of each New Party.

SECTION 4.    Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5.   THIS INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES.

SECTION 6.    All communications and notices hereunder shall be in writing and given as provided in the Agreement.  All communications and notices hereunder to each New Party shall be given to it at the address set forth in Section 19 of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, each New Party has duly executed this Addition of New Guarantors to Subsidiary Guaranty as of the day and year first above written.

BALL AEROSOL AND SPECIALTY
CONTAINER CORPORATION

UNITED STATES CAN COMPANY

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President

EXHIBIT 4(e)(2)

ADDITION OF NEW PLEDGORS TO PLEDGE AGREEMENT

ADDITION OF NEW PLEDGORS TO PLEDGE AGREEMENT (this “Instrument”), dated as of March 27, 2006, amending that certain United States Pledge Agreement dated as of October 13, 2005 (as so amended by this Instrument and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Pledgors (the “Pledgors”) party thereto and Deutsche Bank AG New York Branch, in its capacity as Collateral Agent for the Secured Creditors (in such capacity, the “Pledgee”).

Reference is made to the Credit Agreement, dated as of October 13, 2005, among Ball Corporation, an Indiana corporation (“Company”), Ball European Holdings, S.ar.l., a corporation organized under the laws of Luxembourg (“European Holdco”), Ball Packaging Products Canada Corp., a company organized under the laws of the Province of Nova Scotia, each Other Subsidiary Borrower (as defined therein), the financial institutions from time to time party thereto, including Deutsche Bank AG New York Branch, in their capacities as lenders thereunder (collectively, the “Lenders,” and each individually, a “Lender”), The Bank of Nova Scotia, as Canadian administrative agent and Deutsche Bank AG New York Branch, as administrative agent (“Administrative Agent”) for the Lenders, as amended by the First Amendment to Credit Agreement, dated as of March      , 2006 (the “First Amendment”), among Company, European Holdco, the financial institutions party thereto as lenders and Administrative Agent (such agreement, as amended by the First Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or, if not therein defined, in the Credit Agreement.

The Pledgors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the Other Creditors to extend Interest Rate Protection or Other Hedging Agreements.  Pursuant to Section 23 of the Agreement, each of the undersigned is required to enter into the Agreement as a Pledgor.  Section 23 of the Agreement provides that additional parties may become Pledgors under the Agreement by execution and delivery of an instrument in the form of this Instrument.  Each of the undersigned (each, a “New Party”) is executing this Instrument in accordance with the requirements of the Credit Agreement to become a Pledgor under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, each New Party agrees as follows:

SECTION 1.    In accordance with the Agreement, each New Party by its signature below becomes a party to the Agreement as of the date hereof with the same force and effect as if originally named therein as a party and each New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof.  Each reference to a “Pledgor” in the Agreement shall be deemed to include each New Party.  The Agreement is hereby incorporated herein by reference.

SECTION 2.    Each New Party hereby confirms the grant to Pledgee set forth in the Agreement of, and, does hereby grant to the Pledgee, a security interest in all of each of the New Party’s right, title and interest in and to all Collateral to secure the Obligations, in each case, whether now owned or hereafter acquired.  Each New Party represents and warrants that the attached Supplement to Annex A accurately and completely sets forth all additional information required pursuant to the Agreement and hereby agrees that such Supplement shall constitute part of the Annex A to the Agreement.

SECTION 3.    Each New Party represents and warrants to the Pledgee and the Secured Creditors that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 4.    This Instrument shall become effective when the Pledgee shall have received a counterpart of this Instrument that bears the signatures of each New Party.

SECTION 5.    Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 6.   THIS INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES.

SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in the Agreement.  All communications and notices hereunder to each New Party shall be given to it at the address set forth in Section 19 of the Agreement.

[signature page follows]

IN WITNESS WHEREOF, each New Party has duly executed this Addition of New Pledgors to Pledge Agreement as of the day and year first above written.

BALL AEROSOL AND SPECIALTY
CONTAINER CORPORATION

UNITED STATES CAN COMPANY

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President

SUPPLEMENT TO ANNEX A

TO PLEDGE AGREEMENT

Pledged Securities

Name of Pledgor	Name of Issuer	Type of Shares	Number of Shares	Share Certificate Number	Percentage of Outstanding Shares of Capital Stock
Ball Aerosol and Specialty Container Corporation	United States Can Company	Common	1,000	8	100%

EXHIBIT 4.1(f)

Skadden Opinion

EXHIBIT 4.1(g)

Secretary’s Certificate